UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2026

Nuwellis, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35312	No. 68-0533453
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12988 Valley View Road, Eden Prairie, MN 55344
(Address of Principal Executive Offices) (Zip Code)

(952) 345-4200
(Registrant’s Telephone Number, Including Area Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NUWE	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a) At the annual meeting of stockholders (the “Annual Meeting”) of the Company held on April 28, 2026, stockholders (i) elected two Class I director nominees to the Company’s board of directors to serve three-year terms until the 2029 annual meeting of stockholders or until his successor has been duly elected and qualified or such director’s earlier death, resignation, or removal (“Proposal 1”); and (ii) ratified the appointment of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 (“Proposal 2”).

For Proposal 1, the two nominees receiving the highest number of “FOR” votes at the Annual Meeting were elected as Class I directors. Proposal 2 required the affirmative vote of holders of a majority of shares entitled to vote and present at the Annual Meeting, virtually via the internet or by proxy. The proposals are described in detail in the Company’s definitive proxy statement filed on April 2, 2026 with the Securities and Exchange Commission.

A total of 1,078,020 shares of the Company’s common stock were present at the Annual Meeting virtually or by proxy, which represents approximately 43.81% of the shares of common stock outstanding as of the record date for the Annual Meeting.

(b) The results of the voting are shown below.

Proposal 1 - Election of Directors

Class I Nominees	Votes For	Votes Withheld	Broker Non-Votes
Marty J. Emerson	397,057	23,144	657,819
David A. McDonald	352,646	67,555	657,819

Proposal 2--Ratification of Appointment of Independent Registered Public Accounting Firm for 2026

Votes For	Votes Against	Votes Abstain
1,053,309	7,748	16,963

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2026	NUWELLIS, INC.

	By:	/S/ John L. Erb

	Name:	John L. Erb
	Title:	President and Chief Executive Officer